UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2009

Ticketmaster Entertainment, Inc.

(Exact name of registrant as specified in charter)

Delaware

001-34064

95-4546874

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8800 Sunset Blvd., West Hollywood, CA		90069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 360-3300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSER OF LISTING

As previously reported in the Ticketmaster Entertainment, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2009, the Company notified the staff of The Nasdaq Stock Market (“Nasdaq”) on January 23, 2009 that the Company was no longer in compliance with Nasdaq Marketplace Rule 4350(c)(1) which requires that a majority of a company’s board of directors be comprised of independent directors.  In a letter to the Company dated January 26, 2009, (the “Nasdaq Letter”) Nasdaq stated that the Company must provide Nasdaq by February 10, 2009 with a specific plan to achieve compliance with Nasdaq rules.

The Company has advised Nasdaq that, on January 28, 2009, the Board of Directors of the Company (the “Board of Directors”), pursuant to authority granted to it under the Company’s Amended and Restated By-Laws, has increased the number of directors constituting the whole Board of Directors by one director to thirteen directors in the aggregate and, as discussed in Item 5.02 below, has appointed Mr. Craig A. Jacobson to fill the vacancy created by the increase in the size of the Board of Directors.  In making this appointment, the Board of Directors determined that Mr. Jacobson satisfied the independent director criteria required by Nasdaq Marketplace Rule 4350.  With the appointment of Mr. Jacobson to the Board of Directors, the Company has a majority of independent directors serving on the Board of Directors and, as a result, is now in compliance with Nasdaq Marketplace Rule 4350(c)(1).

In accordance with Nasdaq Marketplace Rule 4803(a), on January 28, 2009, the Company issued a press release announcing that it had received the Nasdaq Letter. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 28, 2009, the Board of Directors voted to increase the size of the Board of Directors from twelve members to thirteen members and appointed Mr. Craig A. Jacobson to fill the newly-created directorship.  Prior to appointing Mr. Jacobson as a director, the Board of Directors determined that Mr. Jacobson does not have any relationship with the Company which would interfere with his exercise of independent judgment in carrying out the responsibilities of a director.  As such, Mr. Jacobson meets the standards of an “independent director” imposed under the Nasdaq Marketplace Rules for companies listed on Nasdaq.  Mr. Jacobson is a founding partner at the law firm of Hansen, Jacobson, Teller, Hoberman, Newman & Richman, L.L.P. where he has practiced entertainment law for the past 21 years. Mr. Jacobson is a member of the Board of Trustees at the USC Fine Arts School, and is currently a member of the Boards of Directors of Expedia, Inc., and Aver Media, a privately-held Canadian lending institution.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release, released January 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TICKETMASTER ENTERTAINMENT, INC.

	By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	SVP & Acting General Counsel

Date: January 28, 2009

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release, released January 28, 2009